Exhibit 32

                           SECTION 1350 CERTIFICATION


In connection with the Quarterly Report of Ohio Valley Banc Corp. (the "Corporation") on Form 10-Q for the quarterly period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Jeffrey E. Smith, President and Chief Executive
Officer of the Corporation, and Scott W. Shockey, Vice President and Chief Financial Officer of the Corporation, each certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

       (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.


* /s/ Jeffrey E. Smith                    * /s/ Scott W. Shockey
-------------------------------------     --------------------------------------
Jeffrey E. Smith                          Scott W. Shockey
President and Chief Executive Officer     Vice President Chief Financial Officer

Dated:  November 9, 2005                  Dated:  November 9, 2005


* This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Corporation specifically incorporates it by reference in any such filing.